EXHIBIT 99.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
REAL INDUSTRY, INC., et al. [1]	)	Case No. 17-12464 (KJC)
)
Debtors.	)	Jointly Administered
	)	Related to Docket No. 176, 545, 550

NOTICE OF CREDIT BID AMOUNT AND
CANCELLATION OF AUCTION

PLEASE TAKE NOTICE that on December 19, 2017, the United States Bankruptcy Court for the District of Delaware (the “Court”) entered the Order (I) Establishing Bidding Procedures Relating to the Sale of Assets, (II) Establishing Procedures Relating to the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, Including Notice of Proposed Cure Amounts, (III) Establishing Procedures in Connection with the Selection and Protections Afforded to Any Stalking Horse Bidders, (IV) Approving Form and Manner of Notice Relating Thereto, (V) Scheduling a Hearing to Consider the Proposed Sale, and (VI) Granting Related Relief [Docket No. 176] (the “Bidding Procedures Order”)2 in the above-captioned chapter 11 cases of Real Industry, Inc. (“Real Industry”) and its affiliated debtors and debtors-in-possession (collectively, the “Debtors”).

PLEASE TAKE FURTHER NOTICE that  on March 7, 2018, the Required DIP Noteholders, the Debtors, and the Official Committee of Unsecured Creditors (the “Creditors’ Committee”) agreed upon the terms of an asset purchase agreement documenting the terms of a cash and credit bid for substantially all of the Assets (the “Asset Purchase Agreement”) and a proposed form of order (the “Proposed Sale Order”) authorizing, among other things, the Debtors’ entry into the Asset Purchase Agreement.

PLEASE TAKE FURTHER NOTICE that on March 8, 2018, the Debtors filed the Notice of Asset Purchase Agreement and Proposed Sale Order [Docket No. 545] (the “APA Notice”).  Substantially final proposed forms of the Asset Purchase Agreement and Proposed Sale Order were attached to the APA Notice as Exhibits A and B, respectively.

_____________

1

The Debtors in the above-captioned chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are Real Industry, Inc. (3818), Real Alloy Intermediate Holding, LLC (7447), Real Alloy Holding, Inc. (2396), Real Alloy Recycling, Inc. (9798), Real Alloy Bens Run, LLC (3083), Real Alloy Specialty Products, Inc. (9911), Real Alloy Specification, Inc. (9849), ETS Schaefer, LLC (9350), and RA Mexico Holding, LLC (4620).  The principal place of business for the Debtors is 3700 Park East Drive, Suite 300, Beachwood, Ohio 44122.

2	Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Bidding Procedures Order or the Asset Purchase Agreement, as applicable.

PLEASE TAKE FURTHER NOTICE that on March 8, 2018, the Debtors filed the Notice of Filing of Schedules to Asset Purchase Agreement [Docket No. 550] (the “APA Schedules Notice”).  The Debtors’ initial proposed disclosure schedules to the Asset Purchase Agreement (the “Disclosure Schedules”) were attached to the APA Schedules Notice as Exhibit 1.

PLEASE TAKE FURTHER NOTICE that the Required DIP Noteholders and the Debtors have agreed to  a total purchase consideration valued by the Debtors at approximately $364 million, plus the assumption of certain liabilities.  Specifically, as set forth in Section 3.1(a) of the Asset Purchase Agreement, the Purchase Price consists of (a) Purchaser’s assumption (or assumption by one or more Purchaser Designee(s)) of the Assumed Liabilities; (ii) a cash payment equal to the sum of (A) an amount equal to, and used to pay and discharge, the DIP ABL Obligations, plus (B) an amount equal to, and used to pay and discharge, (x) the New Money DIP Notes Obligations and (y) the administrative claims set forth in Schedule 3.1(a) to the Asset Purchase Agreement, plus (C) an amount equal to, and used to pay and discharge, the aggregate Cure Amounts for the Assumed Contracts as of March 27, 2018, plus (D) without duplication, an amount equal to, and used to pay and discharge, the administrative claims set forth in Schedule 3.1(a) to the Asset Purchase Agreement (to the extent not borrowed and paid from proceeds of the New Money DIP Notes Obligations); and (iii) the Credit Bid in an amount equal to $183,470,000 as of the Effective Date (the “Credit Bid Amount”).

PLEASE TAKE FURTHER NOTICE that, as of March 19, 2018 at 4:00 p.m. (prevailing Eastern Time), which is the Bid Deadline, the Debtors had not received any bids for which the value of the purchase price set forth in such bid with respect to the Real Alloy Debtors’ Assets equaled at least the value of the Purchase Price.

PLEASE TAKE FURTHER NOTICE that,  in accordance with the Bidding Procedures Order, after consultation with the Consultation Parties, the Debtors are hereby providing notice that the Auction scheduled for March 27, 2018 at 10:00 a.m. (prevailing Eastern Time) has been cancelled.

PLEASE TAKE FURTHER NOTICE that the Bidding Procedures Order, the Asset Purchase Agreement, the Proposed Sale Order, the Disclosure Schedules, and certain other documents relevant to the sale of the Assets, may be obtained free of charge on a website maintained by the Debtors’ claims and noticing agent, Prime Clerk LLC, which can be found at www.primeclerk.com/realindustry/.

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Dated:March 21, 2018	/s/ Monique B. DiSabatino
Wilmington, Delaware

Mark Minuti (DE Bar No. 2659)

Monique B. DiSabatino (DE Bar No. 6027)

SAUL EWING ARNSTEIN & LEHR LLP

1201 N. Market Street, Suite 2300

P.O. Box 1266

Wilmington, Delaware 19899

Telephone: (302) 421-6840

Facsimile: (302) 421-5873

mark.minuti@saul.com

monique.disabatino@saul.com

-and-

Sharon L. Levine (admitted pro hac vice)

SAUL EWING ARNSTEIN & LEHR LLP

1037 Raymond Boulevard, Suite 1520

Newark, New Jersey 07102

Telephone: (973) 286-6718

Facsimile: (973) 286-6821

sharon.levine@saul.com

-and-

Gary S. Lee (admitted pro hac vice)

Jennifer L. Marines (admitted pro hac vice)

Mark A. Lightner (admitted pro hac vice)

Benjamin Butterfield (admitted pro hac vice)

MORRISON & FOERSTER LLP

250 West 55th Street

New York, New York 10019

Telephone: (212) 468-8000

Facsimile: (212) 468-7900

glee@mofo.com

jmarines@mofo.com

mlightner@mofo.com

bbutterfield@mofo.com

Counsel for Debtors and Debtors-in-Possession